090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20120754162-90
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/05/2012 1:45 PM
	Entity Number E0427532007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CARDINAL ENERGY GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares comprised of 100,000,000 shares of common stock par value $0.00001 per share and 100,000,000 shares of preferred stock par value $0.00001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares comprised of 100,000,000 shares of common stock par value $0.00001 per share and 100,000,000 shares of preferred stock par value $0.00001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The 86,250,000 outstanding shares of common stock have been reverse split on the basis of 1 for 2.5. After the reverse split, there were 34,500,000 shares of common stock outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the next whole share.

7. Effective date and time of filing: (optional) Date: 11-5-2012 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

CARDINAL ENERGY GROUP, INC.

X [signature]

Signature of Officer Timothy W. Crawford Chief Executive Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.